Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2023, relating to the consolidated financial statements of Lineage Cell Therapeutics, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ WithumSmith+Brown, PC

San Francisco, California

November 13, 2023